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EXHIBIT 10.28

                             THE FINISH LINE, INC.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN,
                                   AS AMENDED

1. Purpose of the Plan. Under this Non-Employee Director Stock Option Plan (the "Director Plan") of The Finish Line, Inc. a Delaware corporation (the "Company"), options may be granted to eligible persons, as set forth in Section 4, to purchase shares of the Company's Class A Common Stock ("Common Stock"). This Director Plan is designed to promote the long-term growth and financial success of The Finish Line, Inc. by enabling the Company to attract, retain and motivate such persons by providing for or increasing their proprietary interest in the Company.

2. Effective Dates. This Director Plan shall be in effect commencing on July 21, 1994, subject to approval by the Company's stockholders. Options may not be granted more than ten years after the date of stockholder approval of this Director Plan or termination of this Director Plan by the Board of Directors of the Company (the "Board"), whichever is earlier.

3. Plan Operation. This Director Plan is intended to be self-governing. To this end, this Director Plan requires no discretionary action by any administrative body with regard to any transaction under this Director Plan. To the extent, if any, that any questions of interpretation arise, these shall be resolved by the Board.

4. Eligible Persons. The persons eligible to receive a grant of non-qualified stock options hereunder are any Director of the Board who on the date of said grant is not an employee of the Company or a subsidiary of the Company. For purposes of this Section 4, a person shall not be considered an employee solely by reason of serving as Chairman of the Board.

5. Stock Subject to Director Plan. The maximum number of shares that may be subject to options granted hereunder shall be 150,000 shares of Class A Common Stock, subject to adjustments under Section 6. Shares of Class A Common Stock subject to the unexercised portions of any options granted under this Director Plan which expire, terminate or are canceled may again be subject to options under this Director Plan.

6. Adjustments. If the outstanding shares of stock of the class then subject to this Director Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends, spin-offs and the like, appropriate adjustments shall be made in the number and/or type of shares or securities for which options may thereafter be granted under this Director Plan and for which options then outstanding under this Director Plan may thereafter be exercised. Any such adjustments in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

7. Stock Options. Simultaneous with the original adoption of this Director Plan by stockholders on July 21, 1994, each non-employee director elected at such meeting of stockholders will be granted a non-qualified stock option to purchase 6,000 shares of the Company's Class A Common Stock. The per share exercise

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EXHIBIT 10.28

price of the option will be the fair market value of a share of the Company's Class A Common Stock on the date of grant, defined as the closing price of the Company's Class A Common Stock on the Nasdaq National Market (or such other securities market on which the Company's Class A Common Stock is primarily traded on such date). Each option will have a term of ten years and shall become fully exercisable one year after a non-employee director's initial election to the Board. Optionees will receive credit for service on the Board prior to the date of the option grant in satisfying these vesting requirements. Thereafter, upon election or appointment of any non-employee director to the Board or upon a continuing director becoming a non-employee director, such non-employee director will become eligible to receive an option to purchase 3,000 shares of the Company's Class A Common Stock to be granted on the date of the next Annual Meeting of Stockholders pursuant to the terms and conditions described in this
Section 7.

In addition, each non-employee director will be automatically granted, on an annual basis, a non-qualified stock option to purchase 4,000 shares of the Company's Class A Common Stock on the date of each Annual Meeting of Stockholders commencing with the Annual Meeting of Stockholders at which the non-employee director is granted the 3,000 share option pursuant to the foregoing paragraph. The per share exercise price of the option will be the fair market value of a share of the Company's Class A Common Stock on the date of grant, defined as the closing price of the Company's Class A Common Stock on the Nasdaq National Market (or such other securities market on which the Company's Class A Common Stock is primarily traded on such date). Each option will have a term of ten years and shall become fully exercisable one year after grant.

If on any date upon which options are to be granted under this Director Plan the number of shares of Class A Common Stock remaining available under the Director Plan are less than the number of shares required for all grants to be made on such date, then options to purchase a proportionate amount of such available number of shares of Class A Common Stock shall be granted to each eligible non-employee director.

8. Documentation of Grants. Awards made under this Director Plan shall be evidenced by written agreements or such other appropriate documentation as the Board shall prescribe. The Board need not require the execution of any instrument or acknowledgement of notice of an award under this Direction Plan, in which case acceptance of such award by the respective optionee will constitute agreement to the terms of the award.

9. Nontransferrability. Any options granted under this Director Plan shall by its terms be nontransferable by the optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the optionee's lifetime, only by the optionee.

10. Amendment and Termination. The Board may alter, amend, suspend, or terminate this Director Plan, provided that no such actions shall deprive any optionee, without his consent, of any option granted to the optionee pursuant to this Director Plan or of any of his rights under such option and provided further that the provisions of this Director Plan designating persons eligible to participate in the Director Plan and specifying the amount, exercise price and timing of grants under the Director Plan shall not be amended more than once every six months other than to comply with changes with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

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EXHIBIT 10.28

11. Termination of Directorship. All options held by non-employee directors as of the date of cessation of service as a director may be exercised in accordance with their terms by the non-employee director or his heirs or legal representatives until the earlier of one year after such termination and the expiration of the applicable option term.

12. Manner of Exercise. All or a portion of an exercisable option shall be deemed exercised upon delivery to the Secretary of the Company at the Company's principal office all of the following: (i) a written notice of exercise specifying the number of shares to be purchased signed by the non-employee director or other person then entitled to exercise the option, (ii) full payment of the exercise price for such shares by any of the following or combination thereof (a) cash, (b) certified or cashier's check payable to the order of the Company, ( c) the delivery of whole shares of the Company's Class A Common Stock owned by the option holder, or (d) by requesting that the Company withhold whole shares of Class A Common Stock then issuable upon exercise of the option (for purposes of such a transaction the value of shares of the Company's Class A Common Stock shall be defined as in the first paragraph of Section 7 hereof),
(iii) such representations and documents as the Board, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended , and any other federal or state securities laws or regulations, (iv) in the event that the option shall be exercised by any person or persons other than the non-employee director, appropriate proof of the right of such person or persons to exercise the option, and (v) such representations and documents as the Board, in its sole discretion, deems necessary or advisable.

13. Compliance with Law. Class A Common Stock shall not be issued upon exercise of an option granted under this Director Plan unless and until counsel for the Company shall be satisfied that any conditions necessary for such issuance to comply with applicable federal, state or local tax, securities or other laws or rules or applicable securities exchange requirements have been fulfilled.

IN TESTIMONY WHEREOF, The Finish Line, Inc. has executed this Director Plan, as amended, by it officers thereunto duly authorized this 29th day of April, 1999.

                                 THE FINISH LINE, INC.


                                 By   /s/ Alan H. Cohen
                                      -----------------
                                          Alan H. Cohen
                                          Chairman of the Board and
                                          Chief Executive Officer

ATTEST:

By   /s/ Gary D. Cohen
     -----------------
       Gary D. Cohen
       Secretary